Exhibit 23.1

                [DELOITTE & TOUCHE LLP LETTERHEAD APPEARS HERE]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-3042 of UnionBanCal Corporation on Form S-8 of our report dated June 17, 2005, appearing in this Annual Report on Form 11-K of the Union Bank of California, N.A. 401(k) Plan and Trust for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP

San Francisco, California
June 23, 2005